Quaker Investment Trust

Secretary’s Certificate

I, Justin Brundage, Secretary of the Quaker Investment Trust (the “Trust”), hereby certify on behalf of the Trust as follows:

1.
Submitted herewith is a copy of the most recent Fidelity Bond (the “Bond”) procured by the Trust, in the amount of $1,500,000 and in the form required by Rule 17g-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).

2.
Attached hereto as Exhibit A, is a copy of resolutions approving the form and amount of the Bond, unanimously adopted by the Board of Trustees of the Trust, including a majority of such Trustees who are not “interested persons,” as defined in the 1940 Act, at their meeting on September 8, 2011.

3.	The premium with respect to the Bond has been paid for the period from approximately October 1, 2011 to October 1, 2012.

/s/ Justin Brundage
Secretary of the Trust

Dated:	November 4, 2011

Exhibit A

Quaker Investment Trust

RESOLUTION

Adopted at the Meeting of
The Board of Trustees on
September 8, 2011

WHEREAS:
Rule 17g-1 under the 1940 Act requires that each registered management investment company provide and maintain a bond that shall be at least equal to an amount computed in accordance with the provisions of the rule; and

WHEREAS:	Rule 17g-1 under the 1940 Act requires that the board of trustees of an investment company approve the form and amount of a bond not less than once every twelve months.

NOW, THEREFORE, BE IT

RESOLVED:
that it is the finding of the Trustees at this Meeting, including a majority of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act), that the form of the annual Fidelity Bond is reasonable in form and amount, after having given due consideration to all matters deemed relevant;

RESOLVED:
that the annual premium to be paid by the Trust under the Fidelity Bond be, and the same hereby is, authorized and approved and that such premium amount shall be ratified by the Board at their next meeting; and

RESOLVED:
that the appropriate officer(s) of the Trust be, and each of them hereby is, authorized to make any and all payments and to do any and all other acts, in the name of the Trust and on its behalf, as they, or any of them, may determine to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions.